Exhibit 10.7

MATTHEWS INTERNATIONAL CORPORATION
Two NorthShore Center
Pittsburgh, PA  15212

Agreement for Nonstatutory Stock Options under 1992
Stock Incentive Plan, as amended through April 25, 2006

MATTHEWS INTERNATIONAL CORPORATION, a Pennsylvania corporation (the "Corporation"), and __________________, an employee of the Corporation or a Subsidiary of the Corporation (the "Optionee"), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1.           Grant of Option.  The Corporation hereby confirms the grant to the Optionee on ___________(the "Date of Grant") of an option (the "Option") to purchase _________ shares of Class A Common Stock, par value $1.00 per share, of the Corporation (the "Class A Common Stock") at an option price of $_____ per share (the fair market value per share of the Class A Common Stock on the Date of Grant), under and subject to the terms and conditions of the Corporation's 1992 Stock Incentive Plan, as amended through April 25, 2006 (the "Plan") and this Agreement.  The Plan is incorporated by reference and made a part of this Agreement as though set forth in full.  Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires.

The Option confirmed hereby is intended to be a nonstatutory stock option as that term is defined in Section 4 of the Plan and will not be treated as an incentive stock option under Section 422 or an option under Section 423 of the Internal Revenue Code of 1986.  Subject to the provisions of Section 5 of the Plan (as modified by this Agreement) and Section 9 of the Plan, the Option shall first become exercisable only in accordance with the following schedule:

(a)
For one-third (1/3) of the number of shares subject to the Option (rounded upward to the nearest whole share) on the later of (i) the date on which the fair market value per share of the Class A Common Stock equals or exceeds one hundred ten percent (110%) of the fair market value per share of the Class A Common Stock on the Date of Grant for a period of ten (10) consecutive trading days, or (ii) ______________;

(b)
For an additional one-third (1/3) of the number of shares subject to the Option (rounded upward to the nearest whole share) on the later of (i) the date on which the fair market value per share of the Class A Common Stock equals or exceeds one hundred thirty-three percent (133%) of the fair market value per share of the Class A Common Stock on the Date of Grant for a period of ten (10) consecutive trading days, or (ii) _____________; and

(c)
For the remaining number of shares subject to the Option on the later of (i) the date on which the fair market value per share of the Class A Common Stock equals or exceeds one hundred sixty percent (160%) of the fair market value per share of the Class A Common Stock on the Date of Grant for a period of ten (10) consecutive trading days, or (ii) ______________;

Subject to the provisions of Section 5 of the Plan (as modified by this Agreement) providing for earlier termination of the Option, the Option may not be exercised after, and shall terminate at, the close of business on ____________.   Notwithstanding Sections 5(F)(iii) and (iv) of the Plan, the Option shall be exercisable under Sections 5(F)(iii) and (iv) of the Plan only to the extent that the stock performance conditions set forth in this Section 1(a)(i), 1(b)(i) and 1(c)(i) have been satisfied prior to termination of employment and death, respectively.  Cash payment rights are not granted with respect to the Option.

In accordance with the express authorization granted by the Plan, the following changes in this paragraph to the vesting and exercisability of the Option (and only this Option, not other options which may be held by the Optionee) are being made.  If the employment of the Optionee is voluntarily terminated with the consent of the Corporation or the Optionee retires under any retirement plan of the Corporation, then for any Applicable Option Group (as defined below) in which the stock performance conditions set forth in subsections 1(a)(i), 1(b)(i) or 1(c)(i), as the case may be, have not been met on the date of such termination of employment or retirement, the Options in such Applicable Option Group shall continue to be eligible for vesting under the stock performance conditions set forth in this Section 1(a)(i), 1(b)(i), and 1(c)(i) and shall be exercisable (to the extent such Options vest as described above) at any time prior to the expiration date of the Option or within two years after the date of termination of employment of the Optionee, whichever is the shorter period.  As used herein, “Applicable Option Group” shall mean such of the groups of Options available under subsections 1(a), 1(b) or 1(c) above in which the date of termination of employment of the Optionee (in the case of the Optionee being voluntarily terminated with the consent of the Corporation or retiring under any retirement plan of the Corporation) is on or after the date set forth in subsection (ii) of such subsections 1(a), (b) or (c).  For the avoidance of doubt, any of the groups of Options available under subsections 1(a), 1(b) or 1(c) above in which the date of termination of employment of the Optionee is prior to the date set forth in subsection (ii) of such subsections 1(a), (b) or (c) shall terminate.

2.           Acceptance of Grant of Option.  The Optionee accepts the grant of the Option confirmed hereby, acknowledges having received a copy of the Plan and agrees to be bound by the terms and provisions of the Plan (as modified by this Agreement), as the Plan may be modified or amended from time to time; provided, however, that no termination, modification or amendment of the Plan shall, without the consent of the Optionee, adversely affect the rights of the Optionee with respect to the Option.

3.           Option Not Transferable.  The Option shall not be transferable otherwise than by Will or by the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by the Optionee.

4.           Procedure for Exercise of Option.  The Option may be exercised only by execution and delivery by the Optionee to the Corporation of an exercise form or forms prescribed by the Stock Compensation Committee of the Board of Directors that administers the Plan (the "Stock Compensation Committee").  Each exercise form must set forth the number of whole shares of Class A Common Stock as to which the Option is exercised, must be dated and signed by the person exercising the Option and must be accompanied by cash in United States dollars (including check, bank draft or money order or cash forwarded through a broker or other agent-sponsored exercise or financing program), shares of already-owned Class A Common Stock at the fair market value of such shares on the date of exercise, an attestation of ownership of such shares of already-owned Class A Common Stock in the form prescribed by the Stock Compensation Committee, or any combination thereof, in the amount of the full purchase price for the number of shares of Class A Common Stock as to which the Option is exercised; provided, however, that any portion of the option price representing a fraction of a share shall be paid by the Optionee in cash and no shares of the Class A Common Stock which have been held for less than one year may be delivered in payment of the option price.  If the option price is paid in shares of already-owned Class A Common Stock, in lieu of actual delivery of certificates for such shares to the Corporation the person exercising the Option may complete and deliver to the Corporation the exercise form containing an attestation of stock ownership as prescribed by the Stock Compensation Committee.  Such form must certify that such person owns the shares to be used to pay the option price (and must be executed by any joint owner of the shares) and that such shares are free and clear of all liens, claims and encumbrances of every kind and are not subject to any pledge or security interest.  Receipt of such form and verification by the Corporation of the share ownership reflected in such form will eliminate the need  of the person exercising the Option to deliver certificates for such shares to the Corporation.

The Corporation shall advise any person exercising the Option in whole or in part with shares of already-owned Class A Common Stock as to the amount of any cash required to be paid to the Corporation representing a fraction of a share, and such person will be required to pay any such cash directly to the Corporation before any distribution of certificates representing shares of Class A Common Stock will be made.  The person exercising the Option should deliver an executed Assignment Separate from Certificate with respect to each stock certificate physically delivered in payment of the option price.  The signature on all Assignments Separate from Certificate must be guaranteed by a commercial bank or trust company, by a firm having membership in the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or by any other person acceptable to the Corporation's Transfer Agent.

The person exercising the Option may choose to exercise the Option by participating in a broker or other agent-sponsored exercise or financing program.  If the person so chooses, the Corporation will deliver the shares of the Class A Common Stock acquired pursuant to the exercise of the Option to the broker or other agent, as designated by the person exercising the Option, and will cooperate with all other reasonable procedures of the broker or other agent to permit participation in the sponsored exercise or financing program.  Notwithstanding any procedures of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, no exercise of an Option shall be deemed to occur and no shares of the Class A Common Stock will be issued or delivered until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent.

If a person other than the Optionee exercises the Option, the exercise material must include proof satisfactory to the Corporation of the right of such person to exercise the Option.

The exercise material should be hand delivered or mailed to the Chief Financial Officer of the Corporation at the address set forth on the cover page of this Agreement, Attention:  Chief Financial Officer.  In the case of hand delivery, the date of exercise is the date on which the exercise form or forms, proof of right to exercise (if required) and payment of the option price in cash or shares of already-owned Class A Common Stock (or a proper attestation of ownership of such shares in the exercise form) are hand delivered.  In the case of mailing, the date of exercise is the date of the postmark on the envelope containing the exercise form or forms, proof of right to exercise (if required) and payment (or a proper attestation of ownership of shares in the exercise form).  For purposes of determining the date of exercise where payment of the option price is made in shares of already-owned Class A Common Stock (by physical delivery of certificates or attestation), any cash required to be paid to the Corporation with respect to a fraction of a share shall not be taken into account in determining whether payment of the option price has been made.  If exercise is made by mail and the option price is paid in whole or in part by physical delivery of certificates for shares of already-owned Class A Common Stock to the Corporation, the executed Assignments Separate from Certificate should be mailed to the Corporation at the same time in a separate envelope from the other exercise material.

5.           Determination of Fair Market Value.  For purposes of this Agreement, the fair market value of the Class A Common Stock shall be determined as provided in Section 5(H) of the Plan.

6.           Issuance of Certificates.  Subject to Sections 4 and 7 of this Agreement and this Section 6, the Corporation will issue a certificate or certificates representing the number of shares of Class A Common Stock to which the person exercising the Option is entitled as soon as practicable after the date of exercise.  Unless the person exercising the Option otherwise directs the Corporation in writing, the certificate or certificates will be registered in the name of the person exercising the Option and delivered to such person.1  If the Option is exercised and the option price is paid in whole or in part by physical delivery of certificates for shares of already-owned Class A Common Stock to the Corporation, the Corporation will issue at the same time and return to the person exercising the Option a certificate representing the number of any excess shares included in any certificate or certificates physically delivered to the Corporation at the time of exercise.  If  attestation of stock ownership is used to pay the option price in shares, the Corporation will issue a certificate or certificates representing the number of shares of Class A Common Stock for which the Option is exercised less the number of shares of already-owned Class A Common Stock used to pay the option price through attestation.

Under Section 7 of the Plan, the obligation of the Corporation to issue or deliver shares on exercise of an option is subject to the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel to the Corporation.  The Corporation is not obligated to file such a Registration Statement.  If at the time of exercise of the Option, no such Registration Statement is in effect, the issuance of shares on exercise of the Option (including any shares of already-owned Class A Common Stock used to pay the option price and returned to or retained by the person exercising the Option) may also be made subject to such restrictions on the transfer of the shares, including the placing of an appropriate legend on the certificates restricting the transfer thereof, and to such other restrictions as the Stock Compensation Committee, on the advice of counsel, may deem necessary or appropriate to prevent a violation of applicable securities laws.

7.           Withholding of Taxes.  The Optionee will be advised by the Corporation as to the amount of any Federal income or employment taxes required to be withheld by the Corporation or a Subsidiary of the Corporation on any compensation income resulting from the exercise of the Option.  State, local or foreign income or employment taxes may also be required to be withheld by the Corporation or Subsidiary on any compensation income resulting from the exercise of the Option.  The Optionee shall pay any such taxes required to be withheld to the Corporation or Subsidiary upon request by one or more of the following methods, at the election of the Optionee:

(a) in cash;

(b) by having the Corporation withhold from the shares of Class A Common Stock to which the Optionee would otherwise be entitled from the exercise of the Option, a number of such shares with a fair market value on the date of exercise of the Option equal to the amount of such taxes (rounded down to the next whole number of shares) and with payment in cash by the Optionee to the Corporation or Subsidiary of the difference between the amount of such taxes and the fair market value of such whole number of shares on such date of exercise; or

(c) by delivery and transfer to the Corporation or Subsidiary by the Optionee of certificates for a number of unencumbered shares of Class A Common Stock with a fair market value on the date of exercise of the Option equal to the amount of such taxes (rounded down to the next whole number of shares) and with payment in cash by the Optionee to the Corporation or Subsidiary of the difference between the amount of such taxes and the fair market value of such whole number of shares on such date of exercise;

provided, however, that payment of such taxes through the methods described in (b) or (c) above shall only be permitted if payment of such taxes through such methods, in itself, will not result in liability accounting for the Option by the Corporation.  Shares of Class A Common Stock may not be withheld under (b) above or delivered under (c) above in excess of the number of shares with a fair market value equal to the required tax withholding (based on the minimum statutory withholding rates for federal, state and local tax purposes, including rates for payroll taxes, applicable to taxable income from the Option).  If the Optionee does not pay any taxes required to be withheld directly to the Corporation or Subsidiary within ten days after any such request, the Corporation and any of its Subsidiaries may withhold such taxes by retaining shares of Class A Common Stock to which the Optionee is entitled from the exercise of the Option or from any other compensation to which the Optionee is entitled from the Corporation or Subsidiary.  The Optionee shall hold the Corporation or Subsidiary harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.

8.           Interpretation of Plan and Agreement.  This Agreement is the written agreement referred to in Section 5(G) of the Plan.  If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control.  However, there may be provisions in this Agreement not contained in the Plan, which provisions shall nevertheless be effective.  In addition, to the extent that provisions in the Plan are expressly modified for purposes of this Agreement pursuant to authorization in the Plan, the provisions of this Agreement shall control.  Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Stock Compensation Committee and the decision of the Stock Compensation Committee shall be final, binding and conclusive for all purposes.

9.           Effect of Agreement on Rights of Corporation and Optionee.  This Agreement does not confer any right on the Optionee to continue in the employ of the Corporation or a Subsidiary or interfere in any way with the rights of the Corporation or a Subsidiary to terminate the employment of the Optionee.

10.           Effect of Agreement on Other Employee Benefit Plans of the Corporation.  The Optionee hereby acknowledges and agrees that no amount of income received by the Optionee under this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation (notwithstanding the definition of compensation provided in such plans), including but not limited to, the Matthews International Corporation Employee Retirement Plan and the Matthews International Supplemental Retirement Plan.

11.           Binding Effect.  This Agreement shall be binding upon the successors and assigns of the Corporation and upon the legal representatives, heirs and legatees of the Optionee.

12.           Entire Agreement.  This Agreement constitutes the entire agreement between the Corporation and the Optionee and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Optionee with respect to the subject matter of this Agreement.

13.           Amendment.  This Agreement may be amended only by a written instrument signed by the Corporation and the Optionee.

14.           Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

15.           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.
IN WITNESS WHEREOF, the Corporation and the Optionee have executed this Agreement or caused this Agreement to be executed as of the Date of Grant.

                                                MATTHEWS INTERNATIONAL CORPORATION

                                                By:    Joseph C. Bartolacci
                                                Chief Executive Officer

WITNESS:                                                             OPTIONEE:

 ___________________________                 ___________________________

[1]
If the person exercising the Option directs the Corporation to register the Class A Common Stock in the name of another, the person exercising the Option should consult his or her tax advisor on the gift tax implications of such registration.